Exhibit 10.106

Execution Version

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”), is made as of October 3, 2019, by and among theMaven, Inc., a Delaware corporation (“Buyer Designee”), ABG-SI LLC, a Delaware limited liability company (“Buyer”), Meredith Corporation, an Iowa corporation, (“Meredith Corporation”), and TI Gotham Inc., a Delaware corporation (“TI Gotham Inc.” and together with Meredith Corporation, the “Sellers” and each, a “Seller”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of May 24, 2019, by and among Sellers and Buyer (the “Purchase Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement), Sellers agreed to sell and assign to Buyer, and Buyer agreed to purchase, accept and assume, the Acquired Assets and the Assumed Liabilities;

WHEREAS, pursuant to that certain Licensing Agreement, dated as of June 14, 2019, by and between Buyer Designee and Buyer (the “Licensing Agreement”), Buyer granted to Buyer Designee certain licenses and rights of use in connection with the Business;

WHEREAS, pursuant to the Licensing Agreement, Buyer Designee and Buyer agreed to cause the Acquired Assets described in the Bill of Sale attached to this Agreement as Exhibit A (collectively, the “Buyer Designee Acquired Assets”) and the Assigned Contracts and certain liabilities described in the Assignment and Assumption Agreement attached to this Agreement as Exhibit B (collectively, the “Buyer Designee Assigned Contracts and Liabilities”) to be assigned to Buyer Designee at the Second Closing;

WHEREAS, Section 2.2(b)(ii) of the Purchase Agreement provides that Buyer may elect, in its sole discretion, that each Seller shall (or shall cause such Seller’s Subsidiary to) sell, convey, assign, transfer and deliver to Buyer or its designee, and that Buyer or its designee shall purchase from such Seller (or its Subsidiary) for no additional consideration, all, some or none of the Second Closing Acquired Assets;

WHEREAS, pursuant to Section 8.2(b) of the Purchase Agreement, Buyer desires to assign to Buyer Designee its rights and obligations under the Purchase Agreement with respect to the Buyer Designee Acquired Assets and the Buyer Designee Assigned Contracts and Liabilities, and Sellers have agreed to consent to such assignment;

NOW, THEREFORE, pursuant to the Purchase Agreement and the Licensing Agreement, and in consideration of the mutual covenants and agreements contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Buyer, effective as of the Second Closing, hereby irrevocably assigns, transfers, and delivers to Buyer Designee all of Buyer’s rights, and delegates all of Buyer’s obligations, as “Buyer” under Sections 2.1, 2.5, 2.6, 5.2, 5.3, 5.4, 5.6, 5.8 and 5.10 and Articles 1, 3, 6, 7 and 8 of the Purchase Agreement with respect to the Buyer Designee Acquired Assets and the Buyer Designee Assigned Contracts and Liabilities only (the “Assignment”).

2. Buyer Designee, effective as of the Second Closing, hereby accepts the Assignment and irrevocably assumes and shall be liable and solely responsible for all of Buyer’s obligations as “Buyer” under Sections 2.1, 2.5, 2.6, 5.2, 5.3, 5.4, 5.6 and 5.8 and Articles 1, 6, 7 and 8 of the Purchase Agreement with respect to the Buyer Designee Assigned Contracts and Liabilities and the Buyer Designee Acquired Assets only (the “Buyer Designee Assumed Liabilities”). Buyer Designee shall not assume and shall not be liable or responsible to pay, perform or discharge any Excluded Liabilities, all of which are retained by Sellers in accordance with the terms of the Purchase Agreement.

3. Pursuant to the Assignment and Assumption Agreement between Sellers and Buyer Designee dated as of the date hereof (the “Buyer Designee Assignment and Assumption Agreement”), Buyer Designee is assuming all Deferred Subscription Revenue (as described in Schedule B to the Buyer Designee Assignment and Assumption Agreement) included in the Buyer Designee Assumed Liabilities (the “Buyer Designee Assumed Deferred Revenue”). Notwithstanding the foregoing, Buyer Designee has informed Buyer that it demands to be reimbursed for the amount of Deferred Subscription Revenue included in Buyer Designee Assumed Deferred Revenue less the costs of generating such Deferred Subscription Revenue that are capitalized on Seller’s balance sheet. The parties agree that any such reimbursement to Buyer Designee will be paid by Buyer and the reduction to the Earn Out Payments payable by Buyer to Sellers under Section 5.9 of the Purchase Agreement will be equal to 100% of any such reimbursement paid by Buyer, (i) which reduction shall be applied to 50% of each dollar otherwise payable as an Earn Out Payment, and (ii) which reduction shall be capped at $10 million in the aggregate. Sellers shall have no further obligation in respect of the foregoing.

4. Sellers and Buyer hereby agree with respect to that certain Content Creation and Licensing Agreement dated May 24, 2019 by and among Meredith Corporation, Buyer and ABG Intermediate Holdings 2 LLC (the “Meredith License Agreement”): (i) the Meredith License Agreement is hereby terminated as of the consummation of the Second Closing, subject to the provisions thereof that survive the termination of the Meredith License Agreement including Section 13(h) of the Meredith License Agreement, and (ii) notwithstanding the foregoing, the Royalty Fee terminated on September 30, 2019 and no Royalty Fee shall be due from Meredith Corporation for any period after September 30, 2019.

5. Buyer and Buyer Designee hereby agree with respect to the Licensing Agreement: (i) the Effective Date (as defined in the Licensing Agreement) shall be the Second Closing Date, and (ii) notwithstanding the foregoing, the Effective Date for the purposes of calculating amounts payable pursuant to Article 7 of the Licensing Agreement shall be October 1, 2019 (i.e., the first Contract Year (as defined in the Licensing Agreement) shall be the period from October 1, 2019 through December 31, 2020).

6. Pursuant to Section 8.2(b) of the Purchase Agreement, Sellers consent to the Assignment, subject to the other provisions of this Agreement.

7. Sellers shall have the right to treat Buyer Designee as the “Buyer” for all purposes under the Purchase Agreement with respect to the rights and obligations assigned and delegated to Buyer Designee under this Agreement and with respect to the Assignment and Buyer Designee Assumed Liabilities. Sellers shall have no obligation to give notice to, or request consent from, Buyer with respect to the foregoing.

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8. Each of Buyer and Buyer Designee hereby acknowledges and agrees that the Assignment and this Agreement is in all respects subject to and limited by the provisions of the Purchase Agreement (except pursuant to Section 6 of this Agreement). Nothing contained in this Agreement shall in any way modify or enlarge the obligations of Sellers under the Purchase Agreement, or modify or enlarge the representations or warranties, covenants, indemnities or other agreements made by Sellers under the Purchase Agreement, or modify or affect the rights or remedies of the Sellers under the Purchase Agreement. Further, for the avoidance of doubt, Buyer hereby acknowledges and agrees that (i) none of the Buyer Designee Assigned Contracts and Liabilities and the Buyer Designee Acquired Assets were assigned to Buyer in connection with the First Closing or the Second Closing, and (ii) all Buyer Designee Assigned Contracts and Liabilities and the Buyer Designee Acquired Assets are clear of all Liens of the type described in clause (iii) of the definition of “Permitted Liens.”

9. Without limiting the generality of Section 8, Buyer Designee shall be treated as a “Buyer Indemnitee” under Article 7 of the Purchase Agreement so that all terms and conditions of Sellers’ indemnification obligations, and limitations thereon, shall apply to Buyer Designee, Buyer and any other Buyer Indemnitee equally and collectively and so that any claims by Buyer Designee or Buyer or any other Buyer Indemnitee shall be subject to the same limitations set forth in Section 7.5 and other provisions of Article 7 and shall be aggregated for purposes of determining whether the limitations on indemnification (e.g., the Deductible and Cap) have been met. In no event shall Sellers be obligated to indemnify the Buyer Designee, Buyer and any other Buyer Indemnitee, collectively, in excess of such limitations.

10. The terms and conditions of Article 8 of the Purchase Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed as of the date first set forth above.

MEREDITH CORPORATION

By:	/s/ Joseph H. Ceryanee
Name:	Joseph H. Ceryanee
Title:	Chief Financial Officer

TI GOTHAM INC.

By:	/s/ Joseph H. Ceryanee
Name:	Joseph H. Ceryanee
Title:	President

[Signature Page to Maven-ABG Assignment Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed as of the date first set forth above.

THEMAVEN, INC.

By:	/s/ James Heckman
Name:	James Heckman
Title:	Chief Executive Officer

[Signature Page to Maven-ABG Assignment Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed as of the date first set forth above.

ABG-SILLC

By:	ABG INTERMEDIATE HOLDINGS 2 LLC
its Sole Member

By:	/s/ Jay Dubiner
Name:	Jay Dubiner
Title:	General Counsel

[Signature Page to Maven-ABG Assignment Agreement]